SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                            GEORGIA BANCSHARES, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            Georgia                                    58-2646154
           ---------                                  ------------
  (State or Other Jurisdiction of                   (I.R.S. Employer
   Incorporation or Organization)                 Identification Number)


                               100 Westpark Drive
                          Peachtree City, Georgia 30269
                          -----------------------------
                    (Address of Principal Executive Offices)

               Georgia Bancshares, Inc. 2001 Stock Incentive Plan
                               Organizer Warrants
                            (Full Title of the Plan)

                              Ira P. Shepherd, III
                      President and Chief Executive Officer
                            Georgia Bancshares, Inc.
                               100 Westpark Drive
                          Peachtree City, Georgia 30269
                                 (770) 631-9488
                                 --------------
           (Name, address, and telephone number of agent for service)

                        --------------------------------

                              Copies Requested to:
                                 Neil E. Grayson
                             Jason R. Wolfersberger
                   Nelson Mullins Riley & Scarborough, L.L.P.
                     999 Peachtree Street, N.E., Suite 1400
                             Atlanta, Georgia 30309
                               (404) 817-6000
                               (404) 817-6050 (Fax)

                        --------------------------------


 Title of Securities              Amount to be     Proposed Maximum       Proposed Maximum         Amount of
  to be Registered                 Registered       Offering Price       Aggregate Offering    Registration Fee
                                                        per Share               Price
----------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value      350,636(1)           $16.00(2)           $5,610,176(2)           $516.14
----------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value      544,013(3)            $6.40(4)           $3,481,683(4)           $320.31
----------------------------------------------------------------------------------------------------------------

(1) Represents shares of common stock issuable under the Georgia Bancshares 2001 Stock Incentive Plan.
(2) In accordance with Rule 457(c), the registration fee is based upon the average of the bid and asked price as of May 27, 2003.
(3) Represents shares of common stock underlying warrants granted to our organizers.
(4) In accordance with Rule 457(g), the registration fee is based upon the price at which the warrant may be exercised.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by us with the SEC are incorporated by reference into this registration statement, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be incorporated by reference in this registration statement and shall be a part of this registration statement from the date of filing of the documents:

               o Our Annual Report on Form 10-KSB for the year ended December 31, 2002 filed with the SEC on March 26, 2003 as amended on March 28, 2003 and May 19, 2003; and
               o Our Quarterly Report on Form10-QSB for the period ended March 31, 2003 filed with the SEC on May 13, 2003.

Item 4.  Description of Securities.

         No response to this item is required.

Item 5.  Interests of Named Experts and Counsel.

         No response to this item is required.

Item 6.  Indemnification of Directors and Officers.

         The Georgia Business Corporation Code (the "Georgia Law") permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of duty, provided that no provision shall eliminate or limit the liability of a director for: an appropriation of any business opportunity of the corporation; any act or omission which involves an intentional misconduct or a knowing violation of law; any transaction from which the director derives an improper personal benefit; or any distribution that is illegal under Section 14-2-832 of the Georgia Law. Our articles of incorporation contain a provision which limits the liability of a director to the company or its shareholders for any breach of duty as a director except for a breach of duty for which the Georgia Law prohibits such limitation of liability. This provision does not limit the right of the company or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

         Our articles of incorporation and bylaws contain certain provisions which provide indemnification to our directors that is broader than the protection expressly mandated in Sections 14-2-852 and 14-2-857 of the Georgia Law. If a director or officer of the company has been wholly successful, on the merits or otherwise, in the defense of any action or proceeding brought by reason of the fact that such person was a director or officer of the company, Sections 14-2-852 and 14-2-857 of the Georgia Law would require the company to indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. The Georgia Law expressly allows the company to provide for greater indemnification rights to its officers and directors, subject to shareholder approval.

         The indemnification provisions in our articles of incorporation and bylaws require us to indemnify and hold harmless each of our directors, officers, employees and agents to the extent that he or she is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the company, against expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding. Indemnification would be disallowed under any circumstances where indemnification may not be authorized by action of the board of directors, the shareholders or otherwise. Indemnified persons would also be entitled to have the company advance expenses prior to the final disposition of the proceeding. If it is ultimately determined that they are not entitled to indemnification, however, such amounts must be repaid.

         We have the power, under our bylaws, to obtain insurance on behalf of any director, officer, employee or agent of the company against any liability asserted against or incurred by such person in any such capacity, whether or not the company has the power to indemnify such person against such liability at that time under the articles of incorporation, bylaws or the Georgia Law.

         The Securities and Exchange Commission has informed us that indemnification for officers, directors, and controlling persons for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         No response to this item is required.

Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement:

Exhibit
Number         Description of Exhibit
------         ----------------------

  4.1          Articles  of  Incorporation  of  the  Company   (incorporated  by
               reference to Exhibit 3.1 of the Company's Registration Statement on Form SB-2; File No. 333-74710)

  4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form SB-2; File No. 333-74710)

  4.3 Georgia Bancshares, Inc. 2001 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company's Registration Statement on Form SB-2; File No. 333-74710)

  4.4          Form of Warrant  Agreement  (incorporated by reference to Exhibit
               10.2 of the Company's Registration Statement on Form SB-2; File No. 333-74710)

  4.5 Form of First Amendment to Warrant Agreement (incorporated by reference to Exhibit 10.3 of the Company's Registration Statement on Form SB-2; File No. 333-74710)

  4.6 Form of Second Amendment to Warrant Agreement (incorporated by reference to Exhibit 10.4 of the Company's Registration Statement on Form SB-2; File No. 333-74710)

  4.7 Form of Third Amendment to Warrant Agreement (incorporated by reference to Exhibit 10.2 of the Company's Form 10-KSB Amendment No. 2 for the period ended December 31, 2002).

  5.1          Legal Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

  10.1 Real Estate Agreement dated June 1, 1999 between The Bank of Georgia and Charles B. Miles & S. Reid Hutchings (incorporated by reference to Exhibit 10.5 of the Company's Registration Statement on Form SB-2; File No. 333-74710).

  10.2 Summary of the Georgia Bancshares, Inc. 401K Plan (incorporated by reference to Exhibit 10.2 of the Company's Form 10-KSB Amendment No. 2 for the period ended December 31, 2002).

  23.1         Consent of Abbott, Jordan & Koon, LLC

  23.2 Consent of Nelson Mullins Riley & Scarborough, L.L.P. (contained in their opinion filed as Exhibit 5.1)

  24 Power of Attorney (contained on the signature pages of this Registration Statement)

Item 9.  Undertakings.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any additional or changed  material  information on the plan of distribution;

            provided,  however, that the undertakings set forth in paragraph (i)
            --------   -------
            and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Georgia Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Peachtree City, State of Georgia, on this 15th day of May, 2003.

                            GEORGIA BANCSHARES, INC.


                            By: /s/ Ira P. Shepherd, III
                               -----------------------------------
                               Ira P. Shepherd, III
                               President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Georgia Bancshares, Inc. (the "Company"), a Georgia corporation, for himself and not for one another, does hereby constitute and appoint Ira P. Shepherd, III a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this Registration Statement, and to cause the same (together with all Exhibits thereto) to be filed with the Securities and Exchange Commission, granting unto such attorney full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that the attorney shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                        Title                         Date
----------                        -----                         ----

 /s/ Ira P. Shepherd, III
-----------------------------
Ira P. Shepherd, III              President, Chief Executive    May 15, 2003
                                  Officer (principal executive
                                  officer), and Director

 /s/ Clyde A. McArthur
-----------------------------
Clyde A. McArthur                 Chief Financial Officer      May 15, 2003
                                  (principal accounting and
                                  financial officer)



-----------------------------
Arlie C. Aukerman                 Director



 /s/ Joseph S. Black
-----------------------------
Joseph S. Black                   Vice Chairman, Director       May 15, 2003


 /s/ Rick A. Duncan
-----------------------------
Rick A. Duncan                    Director, Executive Vice      May 15, 2003
                                  President


 /s/ Dale K. Geeslin
-----------------------------
Dale K. Geeslin                   Secretary, Director           May 15, 2003

/s/ Malcolm R. Godwin                                           May 15, 2003
-----------------------------
Malcolm R. Godwin                 Director, Executive Vice
                                  President


 /s/ W. Robert Hancock
-----------------------------
W. Robert Hancock                 Director                      May 15, 2003



-----------------------------
Vincent M. Rossetti               Director



-----------------------------
Donnie H. Russell                 Director


 /s/ Thomas G. Sellmer
-----------------------------
Thomas G. Sellmer                 Director                      May 15, 2003


                                  Chairman, Director
-----------------------------
Enrico A. Stanziale


                                  Director
-----------------------------
James H. Webb, Jr.

                                  EXHIBIT INDEX
Exhibit
Number        Description of Exhibit
------        ----------------------

 4.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form SB-2; File No. 333-74710)

 4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form SB-2; File No. 333-74710)

 4.3 Georgia Bancshares, Inc. 2001 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company's Registration Statement on Form SB-2; File No. 333-74710)

 4.4         Form of Warrant  Agreement  (incorporated  by  reference to Exhibit
             10.2 of the Company's Registration Statement on Form SB-2; File No. 333-74710)

 4.5 Form of First Amendment to Warrant Agreement (incorporated by reference to Exhibit 10.3 of the Company's Registration Statement on Form SB-2; File No. 333-74710)

 4.6 Form of Second Amendment to Warrant Agreement (incorporated by reference to Exhibit 10.4 of the Company's Registration Statement on Form SB-2; File No. 333-74710)

 4.7 Form of Third Amendment to Warrant Agreement (incorporated by reference to Exhibit 10.2 of the Company's Form 10-KSB Amendment No. 2 for the period ended December 31, 2002).

 5.1         Legal Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

 10.1 Real Estate Agreement dated June 1, 1999 between The Bank of Georgia and Charles B. Miles & S. Reid Hutchings (incorporated by reference to Exhibit 10.5 of the Company's Registration Statement on Form SB-2; File No. 333-74710).

 10.2 Summary of the Georgia Bancshares, Inc. 401K Plan (incorporated by reference to Exhibit 10.2 of the Company's Form 10-KSB Amendment No. 2 for the period ended December 31, 2002).

 23.1        Consent of Abbott, Jordan & Koon, LLC

 23.2 Consent of Nelson Mullins Riley & Scarborough, L.L.P. (contained in their opinion filed as Exhibit 5.1)

 24 Power of Attorney (contained on the signature pages of this Registration Statement)